                                                                  EXHIBIT 2.2A


                         [BAKER & MCKENZIE LETTERHEAD]

                                       BIT

--------------------------------------------------------------------------------



                        SHARE SALE AND PURCHASE AGREEMENT


                                      AMONG


                          ASIA ONLINE-AUSTRALIA PTY LTD
                                (ACN 089 444 691)

                                       AND


                     THE PARTIES LISTED IN EXHIBIT D HERETO



                         ------------------------------

                           DATED AS OF OCTOBER 7, 1999

                         ------------------------------


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
                         [BAKER & MCKENZIE LETTERHEAD]


                                TABLE OF CONTENTS


Clauses and Headings                                                                                      Page
                                                                                                          ----
1.       Agreement to Sell and Purchase the Shares...........................................................1
         1.1      Sale and Purchase of Shares from the Vendors...............................................1
         1.2      Purchase Price of Sale Shares..............................................................1
         1.3      Closing....................................................................................1
         1.4      Meetings of directors or shareholders......................................................3

2.       Representations and Warranties of the Vendors.......................................................4
         2.1      Organization; Good Standing and Qualification..............................................4
         2.2      Certificate of Incorporation and Constitution Records......................................5
         2.3      Capitalization.............................................................................6
         2.4      No Conflict................................................................................6
         2.5      Proprietary Rights; Proprietary Information and Inventions Agreement.......................7
         2.6      Actions Pending............................................................................8
         2.7      Offering Valid.............................................................................8
         2.8      Financial Position.........................................................................8
         2.9      Absence of Changes Since Unaudited Accounts Date..........................................10
         2.10     Title to Assets...........................................................................12
         2.11     Bank Accounts.............................................................................13
         2.12     Receivables; Major Customers..............................................................13
         2.13     Equipment, Etc............................................................................14
         2.14     Real Property.............................................................................14
         2.15     Proprietary Assets........................................................................14
         2.16     Year 2000.................................................................................15
         2.17     Contracts.................................................................................15
         2.18     Liabilities; Major Suppliers..............................................................17
         2.19     Compliance with Legal Requirements........................................................18
         2.20     Governmental Authorizations...............................................................19
         2.21     Governmental Action.......................................................................20
         2.22     Tax Matters...............................................................................20
         2.23     Employee and Labour Matters...............................................................22
         2.24     Benefit Plans.............................................................................24
         2.25     Sale of Products; Performance of Services.................................................25
         2.26     Insurance.................................................................................26
         2.27     Related Party Transactions................................................................27
         2.28     Certain Payments, Etc.....................................................................28
         2.29     Proceedings...............................................................................28
         2.30     Brokers...................................................................................29

                         [BAKER & MCKENZIE LETTERHEAD]


         2.31     The Vendors...............................................................................29
         2.32     Full Disclosure...........................................................................30
         2.33     Insolvency Events.........................................................................31
3.       Representations and Warranties of Purchaser........................................................32
         3.1      Acquisition of Shares.....................................................................32
         3.2      Authority; Binding Nature of Agreement....................................................32
4.       Pre-Closing Covenants of the Vendors...............................................................33
         4.1      Access and Investigation..................................................................33
         4.2      Operation of Business.....................................................................33
         4.3      Filings and Consents......................................................................35
         4.4      Notification; Updates to Disclosure Schedule..............................................36
         4.5      Payment of Indebtedness by Related Parties................................................37
         4.6      No Negotiation............................................................................37
         4.7      Best Efforts..............................................................................37
         4.8      Confidentiality...........................................................................37
5.       Conditions Precedent to Purchaser's Obligation to Close............................................38
         5.2      Accuracy of Representations...............................................................38
         5.3      Performance of Obligations................................................................38
         5.4      Consents..................................................................................38
         5.5      No Adverse Change.........................................................................39
         5.6      Additional Documents......................................................................39
         5.7      No Proceedings............................................................................39
         5.8      No Claim Regarding Stock Ownership or Sale Proceeds.......................................39
         5.9      No Prohibition............................................................................39
         5.10     Board Approval............................................................................39
6.       Conditions Precedent to the Vendors' Obligations to Close..........................................40
         6.1      Accuracy of Representations...............................................................40
         6.2      Purchaser's Performance...................................................................40
         6.3      No Injunction.............................................................................40
7.       Termination........................................................................................40
         7.1      Termination Events........................................................................40
         7.2      Termination Procedures....................................................................41
         7.3      Effect of Termination.....................................................................41
         7.4      Non-exclusivity of Termination Rights.....................................................41
8.       Indemnification, Etc...............................................................................42
         8.1      Survival of Representation and Covenants..................................................42
         8.2      Indemnification by the Vendors............................................................42
         8.3      Right to Require Cure of Breach...........................................................43
         8.4      No Contribution...........................................................................44
         8.5      Interest..................................................................................44
         8.6      Setoff....................................................................................44
         8.7      Non-exclusivity of Indemnification Remedies...............................................44
         8.8      Defense of Third Party Claims.............................................................44

                         [BAKER & MCKENZIE LETTERHEAD]


         8.9      Exercise of Remedies by Indemnitees other than Purchaser..................................46
9.       Restriction of the Vendors.........................................................................46
10.      To Miscellaneous Provisions........................................................................47
         10.1     Further Assurances........................................................................47
         10.2     Fees, Expenses and Stamp Duty.............................................................47
         10.3     Notices...................................................................................48
         10.4     Time of the Essence.......................................................................48
         10.5     Headings..................................................................................48
         10.6     Counterparts..............................................................................48
         10.7     Governing Law; Venue......................................................................49
         10.8     Successors and Assigns....................................................................50
         10.9     Remedies Cumulative; Specific Performance.................................................50
         10.10    Waiver....................................................................................50
         10.11    Amendments................................................................................51
         10.12    Severability..............................................................................51
         10.13    Parties in Interest.......................................................................51
         10.14    Entire Agreement..........................................................................51
         10.15    Construction..............................................................................51


Exhibits

EXHIBIT A         Certain Definitions.......................................................................A-1
EXHIBIT B         (Intentionally left blank) ...............................................................*
EXHIBIT C         Proprietary Information and Inventions Deed...............................................*
EXHIBIT D         List of Shareholders......................................................................D-1
EXHIBIT E         List of Consultants and Independent Contractors...........................................*
EXHIBIT F         Form of Employment Agreement..............................................................*
EXHIBIT G         Designated Senior Officers and Employees..................................................*
EXHIBIT H         Shareholder Deed..........................................................................*
EXHIBIT I         Constitution..............................................................................*

* Exhibit omitted -- will be provided supplementally to the Commission upon request.

                  SHARE SALE AND PURCHASE AGREEMENT RELATING TO
             BRISBANE INTERNET TECHNOLOGY PTY LTD (ACN 070 339 829)


This Share Sale and Purchase Agreement (the "Agreement") is entered into as of October 7, 1999, by and among the parties listed in Exhibit D hereto (collectively referred to as the "Vendors"), and Asia Online-Australia Pty Ltd. (ACN 089 444 691) of Level 26, 50 Bridge Street, Sydney NSW 2000(the "Purchaser").


RECITALS:

WHEREAS, the Vendors own the entire issued share capital of BRISBANE INTERNET TECHNOLOGY PTY LTD (ACN 070 339 829) (the "Company").

WHEREAS, the Vendors wish to sell and the Purchaser wishes to purchase approximately 66.66% of issued shares in the capital of the Company on the terms hereof.

Now, therefore, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:


1.       Agreement to Sell and Purchase the Shares

         1.1      Sale and Purchase of Shares from the Vendors

                  At the Closing, each of the Vendors shall sell, assign, transfer and deliver to the Purchaser, and the Purchaser shall purchase, the shares in the Company listed beside each Vendor's name in Exhibit D, on the terms and subject to the conditions set forth in this Agreement.

         1.2      Purchase Price of Sale Shares

                           The purchase price for the Sale Shares shall be ONE MILLION NINE HUNDRED AND SEVENTY TWO THOUSAND FIVE HUNDRED AND FORTY NINE AUSTRALIAN DOLLARS (A$1,972,549)to be paid to the Vendors at Closing in the proportions set out beside their respective names in Exhibit D by telegraphic transfer to the bank accounts nominated in writing by each of the Vendors to the Purchaser not less than four business days prior to Closing.

         1.3      Closing

                  (a) The closing of the sale of the Sale Shares to the Purchaser (the "Closing") shall take place at the offices of the Vendor's Australian counsel, Blake Dawson Waldron, Level 40, Riverside Centre, 123 Eagle Street, Brisbane, Qld, 4000 at 10:00 a.m. (Brisbane
                           Time) on the later of 7 October, 1999 or the date two business days following the satisfaction of the Closing Conditions set forth in Section 5 and Section

                           6. For the purposes of this Agreement "Scheduled Closing Time" shall mean the time and date as of which the Closing is required to take place pursuant to this Section 1.3(a); and "Closing Date" shall mean to the time and date as of which the Closing actually takes place.

                  (b)      At the Closing the Vendors shall deliver to the
                           Purchaser:

                           (i) the certificates representing the Sale Shares, duly executed instruments of transfer to transfer title to the Sale Shares to the Purchaser (or its nominees);

                           (ii) duly executed powers of attorney (in deed form) from each Vendor in favour of the Purchaser (or its nominee(s)) generally in respect of the Sale Shares sold by that Vendor under this Agreement enabling the Purchaser (or its nominee(s)) to attend and vote at general meetings of the Company;

                           (iii) any waiver, consent or other document necessary to give the Purchaser (or its nominee(s)) full legal and beneficial ownership of the Sale Shares;

                           (iv) each register, minute book and other book required to be kept by the Company under any Legal Requirement up to the date of Closing and each certificate of incorporation of the Company (including certificates issued upon any change of name);

                           (v) consent from the National Australia Bank Limited to the transfer of the Sale Shares;

                           (vi) employment contracts in the form of the drafts annexed as Exhibit F, entered into between the Company and the senior officers and employees designated in Exhibit G ;

                           (vii) copies of the Proprietary Information and Inventions Deed executed by each of the senior officers and employees designated in Exhibit C;

                           (viii) an executed certificate (the "Closing Certificate") setting forth the Vendors' representations and warranties that (A) each of the representations and warranties made by the Vendors in this Agreement was accurate in all respects as of the date of this Agreement, (B) except as expressly set forth in the Closing Certificate each of the representations and warranties made by the Vendors in this Agreement is accurate in all respects as of the Closing Date as if made on the Closing Date, (C) each of the covenants and obligations that the Vendors is required to have complied with or performed pursuant to this Agreement at or prior to the Closing has been duly complied with and performed in all respects, and (D) except as expressly set forth in the

                                    Closing Certificate each of the conditions set forth in Sections 5.3, 5.4, 5.7 and 5.8 has been satisfied in all respects;

                           (ix) a copy of the minutes of meeting of members and/or directors at which the resolutions set out in clause 1.4 were passed.

                  (c) At Closing the Vendors shall procure that the bank signing mandates and authorities and power of attorney given by the Company as the Purchaser notifies to the Vendors shall be revoked.

                  (d) Subject to the Vendors duly complying with the requirements of clause 1.3(b), at the Closing, the Purchaser shall pay each Vendor the portion of the Purchase Price specified beside their respective names in Exhibit D, in each case through telegraphic transfer to the bank account nominated by each Vendor in writing not less than four business days prior to Closing.

                  (e)      At the Closing:

                           (i)      the Vendors will deliver to the Purchaser;
                                    and

                           (ii)     the Purchaser will deliver to the Vendors,

                           duly executed Shareholders Deeds in the form of Exhibit H.

                  (f) At the Closing the Purchaser will deliver to Caird, Paddon and Pollock duly executed indemnities in the form of Exhibit B to indemnify them against their guarantee obligations to the National Australia Bank Limited.

         1.4      Meetings of directors or shareholders

                  On or before Closing, the Vendors shall cause to be held a meeting of the directors and/or shareholders of the Company at which the following resolutions are passed:

                  (a) subject to payment of stamp duty (if any), the approval of the registration of the transfers of the Sale Shares;

                  (b) appoint persons nominated by the Purchaser as directors, secretary and auditor (if any) of the Company and accept the resignation of Andrew Pollock in the form provided by the Purchaser with effect from the end of the meeting;

                  (c) the cancellation of the existing share certificates for the Sale Shares;

                  (d) the issue of new certificates for the Sale Shares in favour of the Purchaser (or its nominee(s));

                  (e) the appointment of new signatories to the Company's bank accounts and the revocation of existing authorities to operate those bank accounts, as notified under Section 1.3(c);

                  (f) the approval and adoption of the Constitution in the form set out in Exhibit I as a replacement to the existing constitution of the Company;

                  (g) authorisation for the Company to execute any Transactional Agreements to which it is a party.

2.       Representations and Warranties of the Vendors

         The Vendors hereby jointly and severally represent and warrant (except where this Section expressly provides for the representations and warranties to be given severally, in which case they are given severally), to and for the benefit of the Purchaser, as follows:

         2.1      Organization; Good Standing and Qualification

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of Queensland, Australia. The Company has all requisite corporate power and authority to own and operate its properties and assets, to perform its obligations under all material contracts, and to carry on its business as presently conducted and as presently proposed to be conducted.

                  (b) The Company has never conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the names "Brisbane Internet Technology","BIT" or "Brisbane IT" and the domain names "bit.com.au" and "bit.net.au".

                  (c) The Company is not required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than Australia.

                  (d) Part 2.1 of the Disclosure Schedule accurately sets forth (i) the names of the members of the Company's board of directors, (ii) the names of the members of each committee of the Company's board of directors, and (iii) the names and titles of the Company's officers.

                  (e) Neither the Company nor any of its shareholders has ever approved, or commenced any proceeding or made any election contemplating, the dissolution or liquidation of the Company or the winding up or cessation of the Company's business or affairs.

                  (f) The Company has no subsidiaries, and has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any Entity.

         2.2      Certificate of Incorporation and Constitution Records

                  (a) The Vendors have delivered to the Purchaser accurate and complete copies of:

                           (i) the Company's certificate of incorporation and Constitution, including all amendments thereto;

                           (ii)     the shareholding records of the Company;

                           (iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Company, the board of directors of the Company and all committees of the board of directors of the Company; and

                           (iv)     the shareholders agreement dated 31 December
                                    1997.

                           There have been no meetings or other proceedings of the shareholders of the Company, the board of directors of the Company or any committee of the board of directors of the Company that are not fully reflected in such minutes or other records and which would be considered material for consideration by a Purchaser for value of the Sale Shares acting reasonably.

                  (b) There has not been any violation of any of the provisions of the Company's Constitution or of any resolution adopted by the Company's shareholders, the Company's board of directors or any committee of the Company's board of directors; and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in such a violation.

                  (c) The books of account, shareholder records, minute books and other records of the Company are accurate, up-to-date and complete, and have been maintained in accordance with sound and prudent business practices. All of the records of the Company are in the actual possession and direct control of the Company or the advisers or agents of the Company.

         2.3      Capitalization

                  (a) The issued share capital of the Company, immediately prior to the Closing, will consist of 30 fully paid ordinary shares. All issued and outstanding shares of the Company's issued capital (a) have been validly issued to the persons listed on Exhibit D hereto, (b) are fully paid, and (c) were issued in compliance with all applicable Legal Requirements concerning the issuance of securities. The rights, preferences, privileges and restrictions of the Shares are as stated in the constitution.

                  (b) The Vendors severally warrant that they each have, and the Purchaser will acquire at the Closing, good and valid title to the Sale Shares listed beside the name of each Vendor in Exhibit D free and clear of any Encumbrances.

                  (c) The Vendors have each delivered to the Purchaser accurate and complete copies of the certificates evidencing their respective title to the Sale Shares.

                  (d) Other than the Shareholders Agreement between the Vendors dated 31 December 1997 disclosed to the Purchaser prior to this Agreement there is no:

                           (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares or other securities of the Company;

                           (ii)     outstanding security, instrument or
                                    obligation that is or may become convertible into or exchangeable for any shares or other securities of the Company;

                           (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or

                           (iv) condition or circumstance that may directly or indirectly give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares or other securities of the Company;

                  (e) The Company has never repurchased, redeemed or otherwise reacquired any shares or other securities.

         2.4      No Conflict

                  Except as set out in the Disclosure Schedule, neither the execution and delivery of this Agreement by the Vendors nor the consummation by the Vendors of the transactions contemplated by this Agreement will (i) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, or other evidence of indebtedness related to the Company or any material license agreement, lease or other material contract, instrument or obligation related to the Company to which it is a party or by which it may be bound; (ii) violate any statute, rule, regulation, order, writ, injunction, decree or arbitration award applicable to the Company; (iii) result in the loss of, or in a violation or breach of any Government Authorisation;
                  (iv) result in the creation of any material (individually or in the aggregate) lien, including any claims, mortgages, pledges, liens, security interests, encumbrances or charges of any kind (collectively, "Lien") on any of the assets owned or used by the Company.

         2.5      Proprietary Rights; Proprietary Information and Inventions
                  Agreement

                  (a) The Company has not received any communications alleging that it has violated or, by conducting its business as proposed would violate, any proprietary rights of any other person, nor are the Vendors aware of any basis for the foregoing.

                  (b) The Vendors do not believe it is or will be necessary for the Company to utilize any inventions, trade secrets or proprietary information of any of the Company's employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company.

                  (c) The Company owns, licenses or has rights to all of the (i) patents, patent applications, registrations and applications for registration thereof; (ii) trademarks, tradenames, service marks and registrations and applications for registration thereof; (iii) copyrights and registrations and applications for registration thereof; (iv) computer software, data and documentation; (v) trade secrets and confidential business information, know-how, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, marketing plans and customer lists and information; and (vi) other proprietary rights relating to any of the foregoing owned or used by the Company (collectively, "Intellectual Property").

                  (d) The Company has conducted its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others that would have a material adverse effect on the business or assets of the Company. To the knowledge of the Vendors, there is no claim of infringement by others of any license, patent, copyright, service mark, trademark, trade name, trade secret or other Intellectual Property right of the Company.

         2.6      Actions Pending

                  Save as disclosed in Part 2.29 of the Disclosure Schedule, there is no action, suit or proceeding pending or, to the best knowledge of the Vendors, threatened against or affecting the Company or any of its respective properties or rights before any court or by or before any governmental body or arbitration board or tribunal.

         2.7      Offering Valid

                  None of the Vendors, nor any agent on their behalf, have solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Sale Shares to any person or persons so as to bring the offer or sale of the Sale Shares by the Vendors to the Purchaser (or its nominee(s)) within the provisions of Division 2 of Part 7.12 of the Corporations Law.

         2.8      Financial Position

                  (a) The Vendors have delivered to the Purchaser the following financial statements and notes (collectively, the "the Company Financial Statements") for the Company in respect of the financial year ended June 30, 1999 (the "Unaudited Accounts Date"), its unaudited profit and loss statement for the financial year ending on the Unaudited Accounts Date and its unaudited balance sheet (the "Unaudited Balance Sheet") as at the Unaudited Accounts Date, together with all statements, reports and notes attached to or intended to be read with any or all of the profit and loss statement or balance sheet.

                  (b) All of the Company Financial Statements are true, fair and complete in all respects, and the dollar amount of each line item included in the Company Financial Statements is accurate to the extent that the dollar amount of profit before income tax is accurate to within $5,000. The financial statements and notes referred to in Section 2.8(a) present fairly the financial position of the Company since the inception of the Company (the "Inception") and the results of operations and changes in shareholders' equity of the Company for the year then ended. The financial statements and notes referred to in Section 2.8(a) present fairly the financial position of the Company as of the respective dates thereof and the results of operations and changes in shareholders' equity of the Company for the periods covered thereby. Except as disclosed in Part 2.8 of the Disclosure Schedule, the Company Financial Statements have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered.

                  (c) At the date of the Unaudited Balance Sheet, (i) the Company had no Liabilities required by GAAP to be provided for in the Unaudited Balance Sheet or described in the notes thereto which were not provided for in the Unaudited Balance Sheet or described in the notes thereto and (ii) all reserves established by the Company and set forth in the Unaudited Balance Sheet were adequate for the purposes for which they were established.

                  (d) Except as disclosed in Part 2.8(d) in the Disclosure Schedule since the date of the Unaudited Balance
                           Sheet:

                           (i) the Company has not entered into any transaction which was not in the Ordinary Course of its Business;

                           (ii) there has been no material adverse change in the condition (financial or otherwise) of the Company;

                           (iii) there has been no damage to, or destruction or loss of, physical property (whether or not covered by insurance) which may have a Material Adverse Effect on the business or operations of the Company;

                           (iv) the Company has not declared or paid any dividend or made any distribution on its securities, redeemed, purchased or otherwise acquired any of its securities, granted any options to purchase or subscribe for any securities, or issued any securities;

                           (v)      the Company has not increased the
                                    compensation of any of its officers, or the rate of pay of its employees as a group, except as part of regular compensation increases in the Ordinary Course of its Business;

                           (vi) neither the number of subscribers for the services offered by the Company nor the revenues generated therefrom have decreased;

                           (vii) there has been no resignation or termination of employment of any officer or key employee of the Company;

                           (viii)   there has been no labour dispute or
                                    industrial disruption involving the Company or its employees and none is pending or, to the best of the knowledge of any Vendor, threatened;

                           (ix) there has been no borrowing or agreement to borrow by the Company or change in the contingent obligations of the Company by way of guarantee, endorsement, indemnity, warranty or otherwise or grant of a mortgage or security interest in any property of the Company;

                           (x) there have been no loans made by the Company to its shareholders, employees, officers and directors other than travel advances and office advances made in the Ordinary Course of Business;

                           (xi) there has not been any payment of any obligation or liability of the Company other than current liabilities paid in the Ordinary Course of Business;

                           (xii) there has been no sale, assignment or transfer of any tangible asset of the Company except in the Ordinary Course of Business and no sale, assignment or transfer of any patent, trademark, trade secret or other intangible asset of the Company; and

                           (xiii) the Company has not incurred any Liabilities that (i) individually exceed A$10,000 or
                                    (ii) in the aggregate for any one Person exceed $50,000.

                  (e) Except as disclosed in the Disclosure Schedule, the Company has good and marketable title to its properties and assets. Except as disclosed in the Disclosure Schedule such properties and assets are not subject to Encumbrance except those which are not material in scope or amount and do not materially interfere with the conduct of the Company's business. All leases pursuant to which the Company leases real or personal property are in good standing and are valid and effective in accordance with their respective terms and, to the Vendors' knowledge, there exists no default thereunder or occurrence or condition which could result in a default thereunder or termination thereof. The Company's buildings, equipment and other tangible assets are in good operating condition and are useable in the ordinary course of business, and the Company owns, or has a valid leasehold interest in, all assets necessary for the conduct of its business as presently conducted.

         2.9      Absence of Changes Since Unaudited Accounts Date

                  Except as set forth in Part 2.9 of the Disclosure Schedule, since 30 June 1999:

                  (a) there has not been any adverse change in the Company's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or in any aspect or portion thereof), and no event has occurred that might have an adverse effect on the Company's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or on any aspect or portion thereof);

                  (b) there has not been any loss, damage or destruction to, or any interruption in the use of, any of the Company's assets (whether or not covered by insurance);

                  (c) the Company has not (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares or (ii) repurchased, redeemed or otherwise reacquired any shares or other securities;

                  (d) the Company has not sold or otherwise issued any shares or any other securities;

                  (e) the Company has not amended its certificate of incorporation or Constitution and has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, share consolidation or division, capital reduction, share buy back or similar transaction;

                  (f) the Company has not purchased or otherwise acquired any asset from any other Person, except for supplies acquired by the Company in the Ordinary Course of Business;

                  (g) the Company has not leased or licensed any asset from any other Person;

                  (h) the Company has not made any capital expenditure over A$10,000;

                  (i) the Company has not sold or otherwise transferred, and has not leased or licensed, any asset to any other Person except for products sold by the Company from its inventory in the Ordinary Course of Business;

                  (j) the Company has not written off as uncollectable, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

                  (k) the Company has not pledged or hypothecated any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance;

                  (l) the Company has not made any loan or advance to any other Person;

                  (m) the Company has not (i) established or adopted any employee benefit plan, or (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

                  (n) the Company has not entered into, and neither the Company nor any of the assets owned or used by the Company has become bound by, any Contract that is not an Excluded Contract;

                  (o) no Contract other than an Excluded Contract by which the Company or any of the assets owned or used by the Company is or was bound, or under which the Company has or had any rights or interest, has been amended or terminated;

                  (p) the Company has not incurred, assumed or otherwise become subject to any Liability, other than accounts payable (of the type required to be reflected as current liabilities in the "liabilities" column of a balance sheet prepared in accordance with
                           GAAP) incurred by the Company in the Ordinary Course of Business;

                  (q) the Company has not discharged any Encumbrance or discharged or paid any indebtedness or other Liability, except for accounts payable that (i) are reflected as current liabilities in the "liabilities" column of the Unaudited Balance Sheet or have been incurred by the Company since June 30, 1999 in the Ordinary Course of Business, and (ii) have been discharged or paid in the Ordinary Course of Business;

                  (r) the Company has not forgiven any debt of more than $250 or otherwise released or waived any right or claim;

                  (s) the Company has not changed any of its methods of accounting or accounting practices in any respect;

                  (t) the Company has not entered into any transaction or taken any other action outside the Ordinary Course of Business; and

                  (u) the Company has not agreed, committed or offered (in writing or otherwise), and has not attempted, to take any of the actions referred to in clauses "(c)" through "(t)" above.

         2.10     Title to Assets

                  (a) The Company owns, and has good, valid and marketable title to, all assets purported to be owned by it, including:

                           (i) all assets reflected on the Unaudited Balance Sheet (except for inventory sold by the Company since June 30, 1999 in the Ordinary Course of Business);

                           (ii) all assets acquired by the Company since June 30, 1999 (except for inventory sold by the Company, since July 30, 1999 in the Ordinary Course of Business);

                           (iii)    all assets referred to in Parts 2.11, 2.12,
                                    2.13 and Part 2.15 of the Disclosure
                                    Schedule and all of the Company's rights under the Company Contracts; and

                           (iv) all other assets reflected in the Company's books and records as being owned by the Company.

                           Except as set forth in Part 2.10 of the Disclosure Schedule, all of said assets are owned by the Company free and clear of any Encumbrances.

                  (b) Part 2.10 of the Disclosure Schedule identifies all assets that are being leased or licensed to the Company.

         2.11     Bank Accounts

                  Part 2.11 of the Disclosure Schedule accurately sets forth, with respect to each account maintained by or for the benefit of the Company at any bank or other financial institution:

                  (a) the name and location of the institution at which such account is maintained;

                  (b) the name in which such account is maintained and the account number of such account;

                  (c) a description of such account and the purpose for which such account is used;

                  (d)      the current balance in such account;

                  (e) the rate of interest being earned on the funds in such account; and

                  (f) the names of all individuals authorized to draw on or make withdrawals from such account.

                  There are no safe deposit boxes or similar arrangements maintained by or for the benefit of the Company.

         2.12     Receivables; Major Customers

                  (a) Part 2.12 of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Company as of June 30, 1999.

                  (b) Except as set forth in Part 2.12 of the Disclosure Schedule, all existing accounts receivable of the Company (including those accounts receivable reflected on the Unaudited Balance Sheet that have not yet been collected and those accounts receivable that have arisen since the Inception and have not yet been collected):

                           (i) represent valid obligations of customers of the Company arising from bona fide transactions entered into in the Ordinary Course of Business; and

                           (ii) are current and able to be collected in the ordinary course of business in full (without any counterclaim or setoff) on or before September 30, 1999.

                  (c) Part 2.12 of the Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the revenues received from, each customer or other Person that accounted for (i) more than

                           A$15,000 of the gross revenues of the Company's financial year of 1998/1999, or (ii) more than A$5,000 of the Company's gross revenues since 30 June 1999. Other than as set out in the Disclosure Schedule, the Company has not received any notice or other communication (in writing or otherwise), and has not received any other information, indicating that any customer or other Person identified in Part
                           2.12 of the Disclosure Schedule may cease dealing with the Company or may otherwise reduce the volume of business transacted by such Person with the Company below historical levels.

         2.13     Equipment, Etc.

                  (a) Part 2.13 of the Disclosure Schedule accurately identifies all equipment, furniture, fixtures, improvements and other tangible assets (other than inventory) owned by the Company, and accurately sets forth the book value of each of said assets. Part
                           2.13 also accurately identifies all tangible assets leased to the Company.

                  (b)      Each asset identified or required to be identified in
                           Part 2.13 of the Disclosure Schedule:

                           (i) is structurally sound, free of defects and deficiencies and in good condition and repair (ordinary wear and tear excepted);

                           (ii) complies in all respects with, and is being operated and otherwise used in full compliance with, all applicable Legal Requirements; and

                           (iii) is adequate for the uses to which it is being put.

                           The assets identified in Part 2.13 of the Disclosure Schedule are adequate for the conduct of the Company's business in the manner in which such business is currently being conducted and in the manner in which such business is proposed to be conducted excepting upgrades to provide for the current growth of the Company's business.

         2.14     Real Property

                  The Company does not own any real property or any interest in real property, except for the leaseholds created under the real property leases identified in Part 2.14 of the Disclosure Schedule. Part 2.14 of the Disclosure Schedule provides an accurate and complete description of the premises covered by said leases and the facilities located on such premises. The Company enjoys peaceful and undisturbed possession of such premises.

         2.15     Proprietary Assets

                  (a) Except as set forth in Part 2.15 of the Disclosure Schedule, there is no Proprietary Asset that is owned by or licensed to the Company or that is otherwise used or useful in connection with the Company's business. The Company has taken all measures and precautions necessary to protect the confidentiality and value of each Proprietary Asset identified or required to be identified in Part 2.15 of the Disclosure Schedule.

                  (b) The Company is not infringing, and has not at any time infringed or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement of, any Proprietary Asset owned or used by any other Person. To the best of the Knowledge of each of the Vendors, no other Person is infringing, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Proprietary Asset owned or used by the Company.

                  (c) The Proprietary Assets identified in Part 2.15 of the Disclosure Schedule constitute all of the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted and in the manner in which its business is proposed to be conducted.

         2.16     Year 2000

                  The Company's products and services will be "Year 2000 Compliant" by 1 December 1999, meaning that by 1 December 1999
                  (i) date data from at least 1900 through 2001 will process without error or interruption (other than an error or interruption not expected to have a material adverse effect on the Company) in any level of computer hardware, software or services the Company provides, including but not limited to, microcode, firmware, system or application programs, files, databases and computer services, (ii) there will be no loss of functionality of the Company's products and services (other than any loss not expected to have a material adverse effect on the Company) with respect to the introduction, processing or output of records containing dates on or after January 1, 2000 and (iii) the Company's products and services will be interoperable with other software/hardware which may deliver records to, receive records from or interact with the Company's products and services in the course of processing data; provided, however, that the foregoing shall not apply to any adverse effects caused by any products and services (including any third party software or hardware) not developed by the Company or by any modification to the Company's products and services which are made by a party other than the Company. Further, the Company will have tested all of its products and services and determined that they are Year 2000 Compliant by 1 December 1999. By 1 December 1999, the Company will be satisfied , third party software used by the Company in its products and services and the Company's internal hardware and software is also Year 2000 Compliant.

         2.17     Contracts

                  (a) Part 2.17 of the Disclosure Schedule identifies and provides an accurate and complete description of all contracts, agreements, commitments and undertakings of any nature, written or oral, of the Company, each of which involves future payments, performance of services or delivery of goods or materials to or by the Company of an aggregate amount or value in excess of $10,000 or which otherwise is material to the business or prospects of the Company (collectively, the "Material Contracts"), except for any Excluded Contract. The Company has delivered to the Purchaser accurate and complete copies of all the Company Contracts identified in Part 2.17 of the Disclosure Schedule, including all amendments, supplements, modifications and waivers thereto.

                  (b) Each Material Contract is valid and in full force and effect, and is enforceable by the Company in accordance with its terms. No Material Contract contains any term or provision that is extraordinary or that is otherwise not customarily found in Contracts entered into by Comparable Entities.

                  (c) Except as set forth in Part 2.17 of the Disclosure Schedule, to the best of the Vendors' Knowledge:

                           (i) no Person has violated or breached, or declared or committed any default under, any Material Contract;

                           (ii) no event has occurred, and no circumstance or condition exists, that might (with or without notice or lapse of time) (A) result in a violation or breach of any of the provisions of any Material Contract (B) give any Person the right to declare a default or exercise any remedy under any Material Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Contract, or (D) give any Person the right to cancel, terminate or modify any Material Contract;

                           (iii) the Company has not received any notice or other communication (in writing or otherwise) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Material Contract; and

                           (iv) the Company has not waived any of its rights under any Material Contract.

                  (d) To the best of the Knowledge of the Vendors, each Person against which the Company has or may acquire any rights under any Material Contract is solvent and is able to satisfy all of such Person's current and future monetary obligations and other obligations and Liabilities to the Company.

                  (e)      Except as set forth in Part 2.17 of the Disclosure
                           Schedule:

                           (i)      the Company has never guaranteed or
                                    otherwise agreed to cause, insure or become liable for, and has never pledged any of its assets to secure, the performance or payment of any obligation or other Liability of any other Person; and

                           (ii) the Company has never been a party to or bound by (A) any joint venture agreement, partnership agreement, profit-sharing agreement, cost-sharing agreement, loss-sharing agreement or similar Contract, or (B) any Contract that creates or grants to any Person, or provides for the creation or grant of, any stock appreciation right, phantom stock right or similar right or interest.

                  (f) The performance of the Company Contracts will not result in any violation of or failure to comply with any Legal Requirement.

                  (g) No Person is renegotiating, or has the right to renegotiate, any amount paid or payable to the Company under any Material Contract or any other term or provision of any Material Contract.

                  (h) The Contracts identified in Part 2.17 of the Disclosure Schedule and the Excluded Contracts collectively constitute all of the Contracts necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted and in the manner in which its business is proposed to be conducted.

                  (i) Part 2.17 of the Disclosure Schedule identifies and provides an accurate and complete description of each proposed Contract as to which any bid, offer, written proposal, term sheet or similar document has been submitted or received by the Company.

         2.18     Liabilities; Major Suppliers

                  (a)      The Company has no Liabilities, except for:

                           (i) liabilities identified as such in the "liabilities" column of the Unaudited Balance Sheet;

                           (ii) accounts payable (of the type required to be reflected as current liabilities in the "liabilities" column of a balance sheet prepared in accordance with GAAP) incurred by the Company in the Ordinary Course of Business since 30 June 1999; and

                           (iii)    the Company's obligations under the
                                    Contracts listed in Part 2.18 of the
                                    Disclosure Schedule and under Excluded
                                    Contracts, to the extent that the existence of such obligations is ascertainable solely by reference to such Contracts.

                  (b)      Part 2.18 of the Disclosure Schedule:

                           (i) provides an accurate and complete breakdown and aging of the Company's accounts payable as of June 30, 1999;

                           (ii) provides an accurate and complete breakdown of all customer deposits and other deposits held by the Company as of the date of this Agreement; and

                           (iii) provides an accurate and complete breakdown of the Company's long-term debt as of the date of this Agreement.

                  (c) Part 2.18 of the Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the amounts paid to, each supplier or other Person that received (i) more than A$15,000 from the Company in the Company's financial year of 1998/1999, (ii) more than A$5,000 from the Company since 30 June 1999.


         2.19     Compliance with Legal Requirements

                  (a)      Except as set forth in Part 2.19 of the Disclosure
                           Schedule:

                           (i) the Company is in full compliance with each Legal Requirement that is applicable to it or to the conduct of its business or the ownership or use of any of its assets;

                           (ii) the Company has at all times been in full compliance with each Legal Requirement that is or was applicable to it or to the conduct of its business or the ownership or use of any of its assets;

                           (iii) no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement; and

                           (iv) the Company has not received, at any time, any notice or other communication (in writing or otherwise) from any Governmental Body or any other Person regarding (i) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement, or (ii) any actual, alleged, possible or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature.

                  (b) The Company has delivered to the Purchaser an accurate and complete copy of each report, study, survey or other document to which the

                           Company has access that addresses or otherwise relates to the compliance of the Company with, or the applicability to the Company of, any Legal Requirement.

                  (c) To the best of the knowledge of the Vendors, no Governmental Body has proposed or is considering any Legal Requirement that, if adopted or otherwise put into effect, (i) may have an adverse effect on the Company's business, condition, assets, liabilities, operations, financial performance, net income or prospects or on the ability of the Vendors to comply with or perform any covenant or obligation under this Agreement, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

         2.20     Governmental Authorizations

                  (a)      Part 2.20 of the Disclosure Schedule identifies:

                           (i) each Governmental Authorization that is held by the Company; and

                           (ii) each other Governmental Authorization that, to the best of the Knowledge of the Vendors, is held by any of the Company's employees and relates to or is useful in connection with the Company's business.

                           The Vendors have delivered to the Purchaser accurate and complete copies of all of the Governmental Authorizations identified in Part 2.20 of the Disclosure Schedule, including all renewals thereof and all amendments thereto. Each Governmental Authorization identified or required to be identified in Part 2.20 of the Disclosure Schedule is valid and in full force and effect.

                  (b)      Except as set forth in Part 2.20 of the Disclosure
                           Schedule:

                           (i) the Company and its employees are, and have at all times been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 2.20 of the Disclosure Schedule;

                           (ii) no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization identified or required to be identified in Part 2.20 of the Disclosure Schedule, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization identified or required to be identified in Part 2.20 of the Disclosure Schedule;

                           (iii) the Company has never received, and, to the best of the knowledge of the Vendors, no employee of the Company has ever received, any notice or other communication (in writing or otherwise) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization; and

                           (iv) all applications required to have been filed for the renewal of the Governmental Authorizations required to be identified in
                                    Part 2.20 of the Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental Bodies, and each other notice or filing required to have been given or made with respect to such Governmental Authorizations has been duly given or made on a timely basis with the appropriate Governmental Body.

                  (c)      The Governmental Authorizations identified in Part
                           2.20 of the Disclosure Schedule constitute all of the Governmental Authorizations necessary (i) to enable the Company to conduct its business in the manner in which its business is currently being conducted and in the manner in which its business is proposed to be conducted, and (ii) to permit the Company to own and use its assets in the manner in which they are currently owned and used and in the manner in which they are proposed to be owned and used.

                  (d) Except as set forth in Part 2.20 of the Disclosure Schedule, neither the Company nor the Vendors was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of any of the Transactional Agreements or the consummation or performance of any of the Transactions.

         2.21     Governmental Action

                  No authorization, consent or approval of, or filing with, any court or any federal, state or local governmental authority or agency is required in connection with the execution and delivery of this Agreement and the issuance and sale of the Sale Shares other than those that have been or will be made or obtained prior to the Closing.

         2.22     Tax Matters

                  (a) Each Tax required to have been paid, or claimed by any Governmental Body to be payable, by the Company (whether pursuant to any Tax

                           Return or otherwise) has been duly paid in full or on a timely basis. Any Tax required to have been withheld or collected by the Company has been duly withheld and collected; and (to the extent required) each such Tax has been paid to the appropriate Governmental Body.

                  (b) Part 2.22 of the Disclosure Schedule accurately identifies all Tax Returns required to be filed by or on behalf of the Company with any Governmental Body with respect to any taxable period ending on or before the Closing Date ("the Company Returns"). All the Company Returns (i) have been or will be filed when due, and (ii) have been, or will be when filed, accurately and completely prepared in full compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the Closing Date, and all amounts otherwise payable in connection with the Company Returns on or before the Closing Date, have been or will be paid on or before the Closing Date. The Company has delivered to the Purchaser accurate and complete copies of all the Company Returns filed since the Inception.

                  (c) The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with Section 2.22. The Company will establish, in the Ordinary Course of Business, reserves adequate for the payment of all Taxes for the period from the Inception through the Closing Date, and the Company will disclose the dollar amount of such reserves to the Purchaser on or prior to the Closing Date.

                  (d) Part 2.22 of the Disclosure Schedule accurately identifies each examination or audit of the Company Return that has been conducted since the inception of the Company. The Vendors have delivered to the Purchaser accurate and complete copies of all audit reports and similar documents (to which the Company has access) relating to the Company Returns. Except as set forth in Part 2.22 of the Disclosure Schedule, no extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from the Company.

                  (e) Except as set forth in Part 2.22 of the Disclosure Schedule, no claim or other Proceeding is pending or has been threatened against or with respect to the Company in respect of any Tax. There are no unsatisfied Liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company.

                  (f) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Company that, individually or collectively, could give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to [Australian] tax legislation. The Company is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

                  (g) The Company: has not lodged a private ruling request; is not and has not been the subject of any Tax audit; is not a party to any action or proceeding for the assessment or collection of Tax; does not have any dispute or disagreement with any Governmental Body for Tax; and has not made any agreement with or undertaking to any Governmental Body for Tax and there is no fact or matter known to the Vendors which might give rise to any of the above.

                  (h) The Company has not entered into any agreement which now or in the future may extend the period of assessment or collection of any Tax.

                  (i) Since the Unaudited Accounts Date no additional liability for Tax has accrued to the Company other than as a result of trading activities in the Ordinary Course of Business and no payment or expenditure greater than a total of $300 has been made or incurred or committed which will not be wholly deductible in computing the Company's Taxable income.

                  (j) The Company has complied with the provisions of Part IIIAA of the Income Tax Assessment Act, and has maintained proper records of franking debits and franking credits for the purposes of that Act.

                  (k) The Company does not have any permanent establishment (as that expression is defined in any relevant Double Taxation Agreement current at the date of this Agreement) outside Australia.

                  (l) All documents to which the Company is a party or may be interested in the enforcement of, and all transfers of any issued shares (other than as contemplated by this Agreement), have been properly stamped under applicable stamp duty legislation.

         2.23     Employee and Labour Matters

                  (a) Part 2.23 of the Disclosure Schedule accurately sets forth, with respect to each employee of the Company (including any employee of the Company who is on a leave of absence or on layoff status):

                           (i) the name of such employee and the date as of which such employee was originally hired by the Company;

                           (ii) such employee's title, and a description of such employee's duties and responsibilities;

                           (iii)    the aggregate dollar amount of the
                                    compensation (including wages, salary,
                                    commissions, director's fees, fringe
                                    benefits,
                                    bonuses, allowances, share options,
                                    profit-sharing payments and other payments or benefits of any type) received by such employee from the Company with respect to services performed in the Company's financial year 1998/1999;

                           (iv) such employee's annualized compensation as of the date of this Agreement;

                           (v) particulars of accrued long service leave, annual leave, sick leave and rostered days off for each employee;

                           (vi) particulars of any redundancy or severance pay owing as at the execution date of this Agreement;

                           (vii) each Current Benefit Plan in which such employee participates or is eligible to participate; and

                           (viii) any Governmental Authorization that is held by such employee and that relates to or is useful in connection with the Company's business.

                  (b) Part 2.23 of the Disclosure Schedule accurately identifies each former employee of the Company who is receiving or is scheduled to receive (or whose spouse or other dependent is receiving or is scheduled to receive) any benefits (whether from the Company or otherwise) relating to such former employee's employment with the Company; and Part 2.23 of the Disclosure Schedule accurately describes such benefits.

                  (c) Exhibit E contains a list of individuals who are currently performing services for the Company related to its business and are classified as "consultants" or "independent contractors".

                  (d) Except as set forth in Part 2.23 of the Disclosure Schedule, the Company is not a party to or bound by, and has never been a party to or bound by, any employment agreement or any union contract, industrial award or determination collective bargaining agreement or similar Contract.

                  (e) The Vendors have delivered to the Purchaser accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of the current and former employees of the Company.

                  (f)      To the best of the Knowledge of the Vendors:

                           (i) no employee of the Company intends to terminate his employment with the Company;

                           (ii) no employee of the Company has received an offer to join a business that may be competitive with the Company's business; and

                           (iii) no employee of the Company is a party to or is bound by any confidentiality agreement, noncompetition agreement or other Contract (with any Person) that may have an adverse effect on (A) the performance by such employee of any of his duties or responsibilities as an employee of the Company, or (B) the Company's business or operations.

                  (g) the Company is not engaged, and has never been engaged, in any unfair labour practice of any nature. There has never been any slowdown, work stoppage, labour dispute or union organizing activity, or any similar activity or dispute, affecting the Company or any of its employees. There is not now pending, and no Person has threatened to commence, any such slowdown, work stoppage, labour dispute or union organizing activity or any similar activity or dispute. No event has occurred, and no condition or circumstance exists, that might directly or indirectly give rise to or provide a basis for the commencement of any such slowdown, work stoppage, labour dispute or union organizing activity or any similar activity or dispute.

                  (h) The Company does not have: any existing service or other agreements with any officers, consultants or employees of the Company which cannot be fairly terminated by one months' notice or less without giving rise to a claim for damages or compensation; liability for compensation to ex-employees or ex-consultants; obligation to re-instate or re-employ any ex-officer, ex-consultant or ex-employee of the Company; policy, practice or obligation regarding redundancy payments to employees which is more generous than the applicable award(s) or legislation; or any industrial agreement or enterprise agreement (whether registered or not) or plans to introduce any such agreement, that applies to any employee or officer of the Company.

         2.24     Benefit Plans

                  (a) Part 2.24 of the Disclosure Schedule sets out complete and accurate material details of all Relevant Schemes.

                  (b) The Company does not have any accrued liability, unfunded or contingent obligations in relation to any Relevant Scheme.

                  (c) The Company has made all occupational superannuation contributions required under any award or prescribed industrial agreement for its employees and has satisfied all laws. There is no superannuation guarantee charge or liability accrued or payable for employees.

                  (d) Each Relevant Scheme has at all times been administered under the relevant rules and/or trust document and (in the case of superannuation schemes) for the Relevant Scheme to qualify for the maximum income Tax concessions available to superannuation funds.

         2.25     Sale of Products; Performance of Services

                  (a) Each product or service that has been sold or performed by the Company to or for any Person:

                           (i) conformed and complied in all respects with the terms and requirements of any applicable warranty or other Contract and with all applicable Legal Requirements; and

                           (ii) was free of any design defects, construction defects or other defects or deficiencies at the time of sale.

                           All repair services and other services that have been performed by the Company were performed properly and in full conformity with the terms and requirements of all applicable warranties and other Contracts and with all applicable Legal Requirements.

                  (b) The Company will not incur or otherwise become subject to any Liability arising directly or indirectly from any product sold, or any services performed by, the Company on or at any time prior to the Closing Date.

                  (c) No product developed or sold by the Company has been the subject of any recall or other similar action; and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such recall or other similar action relating to any such product.

                  (d) Except as set forth in Part 2.25 of the Disclosure Schedule, no customer or other Person has ever asserted or threatened to assert any material claim against the Company (i) under or based upon any warranty provided by or on behalf of the Company, or
                           (ii) under or based upon any other warranty relating to any product sold by the Company or any services performed by the Company. To the best of the Knowledge of the Vendors, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for the assertion of any material claim.

         2.26     Insurance

                  (a) Part 2.26 of the Disclosure Schedule accurately sets forth, with respect to each insurance policy maintained by or at the expense of, or for the direct or indirect benefit of the Company:

                           (i) the name of the insurance carrier that issued such policy and the policy number of such policy;

                           (ii) whether such policy is a "claims made" or an "occurrences" policy;

                           (iii) a description of the coverage provided by such policy and the material terms and provisions of such policy (including all applicable coverage limits, deductible amounts and co-insurance arrangements and any non-customary exclusions from coverage);

                           (iv) the annual premium payable with respect to such policy, and the cash value (if any) of such policy; and

                           (v) a description of any claims pending, and any claims that have been asserted in the past, with respect to such policy.

                           Part 2.26 of the Disclosure Schedule also identifies
                           (1) each pending application for insurance that has been submitted by or on behalf of the Company, and
                           (2) each self-insurance or risk-sharing arrangement affecting the Company or any of its assets. The Company has delivered to the Purchaser accurate and complete copies of all of the insurance policies identified in Part 2.26 of the Disclosure Schedule (including all renewals thereof and endorsements thereto) and all of the pending applications identified in Part 2.26 of the Disclosure Schedule.

                  (b) Each of the policies identified in Part 2.26 of the Disclosure Schedule is valid, enforceable and in full force and effect, and has been issued by an insurance carrier that, to the best of the Knowledge of the Vendors, is solvent, financially sound and reputable. All of the information contained in the applications submitted in connection with said policies was (at the times said applications were submitted) accurate and complete, and all premiums and other amounts owing with respect to said policies have been paid in full on a timely basis. The nature, scope and dollar amounts of the insurance coverage provided by said policies are sufficient to adequately insure the Company's business, assets and operations; and said insurance coverage is at least as comprehensive as the insurance coverage customarily maintained by Comparable Entities.

                  (c) Except as set forth in Part 2.26 of the Disclosure Schedule, there is no pending claim under or based upon any of the policies identified in Part 2.26 of the Disclosure Schedule; and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such claim.

                  (d)      The Company has not received:

                           (i) any notice or other communication (in writing or otherwise) regarding the actual or possible cancellation or invalidation of any of the policies identified in Part 2.26 of the Disclosure Schedule or regarding any actual or possible adjustment in the amount of the premiums payable with respect to any of said policies;

                           (ii) any notice or other communication (in writing or otherwise) regarding any actual or possible refusal of coverage under, or any actual or possible rejection of any claim under, any of the policies identified in Part 2.26 of the Disclosure Schedule; or

                           (iii) any indication that the issuer of any of the policies identified in Part 2.26 of the Disclosure Schedule may be unwilling or unable to perform any of its obligations thereunder.

         2.27     Related Party Transactions

                  Except as set forth in Part 2.27 of the Disclosure Schedule:

                  (a) no Related Party has, and no Related Party has at any time since the Inception had, any direct or indirect interest of any nature in any asset used in or otherwise relating to the business of the Company;

                  (b) no Related Party is, or has at any time since the Inception been, indebted to the Company;

                  (c) since the Inception, no Related Party has entered into, or has had any direct or indirect financial interest in, any Contract, transaction or business dealing of any nature involving the Company;

                  (d) no Related Party is competing, or has at any time the Inception competed, directly or indirectly, with the Company in any market served by the Company;

                  (e) no Related Party has any claim or right against the Company; and

                  (f) no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any claim or right in favor of any Related Party against the Company.

         2.28     Certain Payments, Etc.

                  Neither the Company, nor any officer, employee, agent or other Person associated with or acting for or on behalf of the Company, has at any time, directly or indirectly:

                  (a) used any corporate funds (i) to make any unlawful political contribution or gift or for any other unlawful purpose relating to any political activity,
                           (ii) to make any unlawful payment to any governmental official or employee, or (iii) to establish or maintain any unlawful or unrecorded fund or account of any nature;

                  (b) made any false or fictitious entry, or failed to make any entry that should have been made, in any of the books of account or other records of the Company;

                  (c) made any payoff, influence payment, bribe, rebate, kickback or unlawful payment to any Person;

                  (d) performed any favor or given any gift which was not deductible for federal income tax purposes except entertainment expenses;

                  (e) made any payment (whether or not lawful) to any Person, or provided (whether lawfully or unlawfully) any favor or anything of value (whether in the form of property or services, or in any other form) to any Person, for the purpose of obtaining or paying for
                           (i) favorable treatment in securing business, or (ii) any other special concession; or

                  (f) agreed, committed, offered or attempted to take any of the actions described in clauses "(a)" through "(e)" above.

         2.29     Proceedings

                  (a) Except as set forth in Part 2.29 of the Disclosure Schedule, there is no pending Proceeding or investigation, and no Person has threatened to commence any Proceeding:

                           (i) that involves the Company or that otherwise relates to or might affect the Company's business or any of the assets owned or used by the Company (whether or not the Company is named as a party thereto); or

                           (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions.

                           Except as set forth in Part 2.29 of the Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

                  (b) The Vendors have delivered to the Purchaser accurate and complete copies of all pleadings, correspondence and other written materials to which the Company has access that relate to the Proceedings identified in
                           Part 2.29.

                  (c) There is no Order to which the Company, or any of the assets owned or used by the Company, is subject that
                           (i) may have an adverse effect on the Company's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or on any aspect or portion thereof) or on the ability of the Company or any of the Selling Shareholders to comply with or perform any covenant or obligation under any of the Transactional Agreements, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

                  (d) To the best of the Knowledge of the Vendors, no officer or employee of the Company is subject to any Order that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to the Company's business.

         2.30     Brokers

                  Neither the Company nor any of the Vendors have agreed or become obligated to pay, or has taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

         2.31     The Vendors

                  (a) Each of the Vendors severally warrants that they have the capacity and financial capability to comply with and perform all of their covenants and obligations under each of the Transactional Agreements to which they are or may become a party.

                  (b)      None of the Vendors:

                           (i) have at any time, (A) made a general assignment for the benefit of creditors, (B) filed, or had filed against it, any bankruptcy petition or similar filing, (C) suffered the attachment or other judicial seizure of all or a substantial portion of its assets, (D) admitted in writing its inability to pay its debts as they become due, (E) been convicted of, or pleaded guilty to, any felony, or (F) taken or been the subject of any action that may have an adverse effect on such its ability to comply with or perform any of its covenants or obligations under any of the Transactional Agreements; or

                           (ii) is subject to any Order that may have an adverse effect on its ability to comply with or perform any of its covenants or obligations under any of the Transactional Agreements.

                  (c) There is no Proceeding pending, and no Person has threatened to commence any Proceeding, that may have an adverse effect on the ability of any of the Vendors to comply with or perform any of its covenants or obligations under any of the Transactional Agreements. No event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

                  (d) Each Vendor severally warrants that this Agreement constitutes the legal, valid and binding obligation of each of the Vendors, enforceable against each of the Vendors in accordance with its terms except to the extent that enforcement may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and except to the extent that enforcement may be limited by the application of general equitable principles.

         2.32     Full Disclosure

                  (a) None of the Transactional Agreements contains or will contain any untrue statement of fact; and none of the Transactional Agreements omits or will omit to state any fact necessary to make any of the representations, warranties or other statements or information contained therein not misleading.

                  (b) Except as set forth in Part 2.32 of the Disclosure Schedule, there is no fact within the Knowledge of any of the Vendors (other than publicly known facts relating exclusively to political or economic matters of general applicability that will adversely affect all Comparable Entities) that (i) may have an adverse effect on the Company's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or on any aspect or portion thereof) or on the ability of any or all of the Vendors to comply with or perform any covenant or obligation under any of the Transactional Agreements, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

                  (c) All of the information set forth in the Disclosure Schedule, and all other information regarding the Company and its business, condition, assets, liabilities, operations, financial performance, net income and prospects that has been furnished to the Purchaser or any of its Representatives by or on behalf of the Vendors or any of the Vendors' Representatives, is accurate and complete in all respects.

                  (d) The Vendors provided the Purchaser and the Purchaser's Representatives with full and complete access to all of the Company's records and other documents and data.

         2.33     Insolvency Events

                  (a) Liquidation/winding up/appointment of administrator or receiver etc.

                  The Company has not had:

                  (i)      a liquidator or provisional liquidator appointed;

                  (ii) a receiver, receiver and manager, trustee, controller, official manager or similar officer appointed;

                  (iii) an administrator appointed, whether under Part 5.3A of the Corporations Law or otherwise; or

                  (iv) an application made for the appointment of an administrator, liquidator or provisional liquidator;

                  over all or part of the business, assets or revenues of the Company and neither the Company nor its directors have passed a resolution for any such appointment; or

                  (v) an application made for the winding up of the Company.

                  (b)      Execution

                           No execution, distress or similar process has been levied upon or against all or any part of the business, Assets or revenues of the Company.

                  (c)      Schemes of arrangement

                  The Company has not:

                  (i) entered into or resolved to enter into any scheme of arrangement, composition, assignment for the benefit of, or other arrangement with its creditors or any class of creditors; or

                  (ii) proposed or had proposed on its behalf a reorganisation, moratorium, deed of company arrangement or other administration involving one or more of its creditors, or its winding up or dissolution.

                  (d)      Statutory demands

                  The Company has not received any demand under section 459E of the Corporations Law, or been taken to have failed to comply with a statutory demand as a result of the operation of section 459F(1) of the Corporations Law.

                  (e)      Solvency

                  The Company:

                  (i)      is able to pay its debts as and when they fall due;

                  (ii) is not insolvent or presumed to be insolvent under any law; and

                  (iii) is not insolvent under administration as defined in section of the Corporations Law or has not taken any action which could result in that event.

                  (f)      Striking off

                  The Company:

                  (i) has not received a notice under sections 601AA or 601AB of the Corporations Law; and

                  (ii) has not been struck off the register of Companies or dissolved and there is no action proposed by the Australian Securities Commission to do so.

3.       Representations and Warranties of Purchaser

         The Purchaser represents and warrants, to and for the benefit of the Vendors, as follows:

         3.1      Acquisition of Shares

                  The Purchaser is not acquiring the Sale Shares with the current intention of making a public distribution thereof.

         3.2      Authority; Binding Nature of Agreement

                  (a) The Purchaser has the absolute and unrestricted right, power and authority to enter into and perform its obligations under this Agreement;

                  (b) The execution, delivery and performance of this Agreement by the Purchaser has been duly authorized by all necessary action on the part of the Purchaser and its board of directors; and

                  (c) This Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

4.       Pre-Closing Covenants of the Vendors

         4.1      Access and Investigation

                  The Vendors shall jointly and severally, ensure that, at all times during the Pre-Closing Period:

                  (a) the Company and its Representatives provide the Purchaser and its Representatives with free and complete access to the Company's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company to enable the Purchaser to conduct its due diligence enquiries;

                  (b) the Company and its Representatives provide the Purchaser and its Representatives with such copies of existing books, records, Tax Returns, work papers and other documents and information relating to the Company as the Purchaser may request in good faith to enable the Purchaser to conduct its due diligence enquiries; and

                  (c) the Company and its Representatives compile and provide the Purchaser and its Representations with such additional financial, operating and other data and information regarding the Company as the Purchaser may request in good faith to enable the Purchaser to conduct its due diligence enquiries.

         4.2      Operation of Business

                  The Vendors shall jointly and severally ensure that, during the Pre-Closing Period:

                  (a) none of the Sale Shares are sold or otherwise transferred, or offered for sale, and thus no agreement or commitment is entered into (in writing or otherwise) to sell or otherwise transfer, any of the Sale Shares or any interest in or right relating thereto;

                  (b) it does not permit offer, agree or commit (in writing or otherwise) to permit, any of the Sale Shares to become subject, directly or indirectly, to any Encumbrance;

                  (c) the Company conducts its operations exclusively in the Ordinary Course of Business and in the same manner as such operations have been conducted prior to the date of this Agreement;

                  (d) the Company preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and good will with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the Company;

                  (e) the Company keeps in full force all insurance policies identified in Part 2.26 of the Disclosure Schedule;

                  (f) the Company's officers confer regularly with the Purchaser concerning operational matters and otherwise report regularly to the Purchaser concerning the status of the Company's business, condition, assets, liabilities, operations, financial performance and prospects;

                  (g) the Company immediately notifies the Purchaser of any inquiry, proposal or offer from any Person relating to any Acquisition Transaction;

                  (h) the Company and its officers use their Best Efforts to cause the Company to operate profitably and to maximize its net income;

                  (i) the Company does not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares, and does not repurchase, redeem or otherwise reacquire any shares or other securities;

                  (j) the Company does not sell or otherwise issue any shares or any other securities;

                  (k) the Company does not amend its Constitution, and does not effect or become a party to any Acquisition Transaction, recapitalization, reclassification of shares, share consolidation or division, capital reduction or share buy back or similar transaction;

                  (l) the Company does not form any subsidiary or acquire any equity interest or other interest in any other Entity;

                  (m) the Company does not make any capital expenditure, except for capital expenditures that are made in the Ordinary Course of Business and that, when added to all other capital expenditures made on behalf of the Company during the Pre-Closing Period, do not exceed A$10,000 in the aggregate;

                  (n) the Company does not enter into or permit any of the assets owned or used by the Company to become bound by any Contract, except for any Excluded Contract;

                  (o) the Company does not incur, assume or otherwise become subject to any Liability, except for current liabilities (of the type required to be reflected in the "liabilities" column of a balance sheet prepared in accordance with GAAP) incurred in the Ordinary Course of Business;

                  (p) the Company does not establish or adopt any Employee Benefit Plan, and does not pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

                  (q) the Company does not change any of its methods of accounting or accounting practices in any respect;

                  (r)      the Company does not make any Tax election;

                  (s)      the Company does not commence any Proceeding;

                  (t) the Company does not enter into any transaction or take any other action of the type referred to in
                           Section 2.9;

                  (u) the Company does not enter into any transaction or take any other action outside the Ordinary Course of Business;

                  (v) the Company does not enter into any transaction or take any other action that might cause or constitute a Breach of any representation or warranty made by the Vendors in this Agreement or in the Closing Certificate; and

                  (w) the Company does not agree, commit or offer (in writing or otherwise), and does not attempt, to take any of the actions described in clauses "(a)" through "(v)" of this Section 4.2.

         4.3      Filings and Consents

                  The Vendors shall ensure that:

                  (a) except for all documentation relating to the payment of stamp duty on this Agreement or matters arising out of this Agreement, each filing or notice required to be made or given (pursuant to any applicable Legal Requirement, Government Authorisation, Order or Contract, or otherwise) by the Company or the Vendors in connection with the execution and delivery of any of the Transactional Agreements or in connection with the consummation or performance of any of the Transactions (including each of the filings and notices identified in Part 2.20 of the Disclosure Schedule) is made or given as soon as possible after the date of this Agreement;

                  (b) each Consent required to be obtained (pursuant to any applicable Legal Requirement, Order or Contract, or otherwise) by the Company or the Vendors in connection with the execution and delivery of any of the Transactional Agreements or in connection with the consummation or performance of any of the Transactions (including each of the Consents identified in Part 2.20 of the Disclosure Schedule) is obtained as soon as possible after the date of this Agreement and remains in full force and effect through the Closing Date;

                  (c) the Company and the Vendors promptly delivers to the Purchaser a copy of each filing made, each notice given and each Consent obtained by them during the Pre-Closing Period; and

                  (d) during the Pre-Closing Period, the Vendors, the Company and their Representatives cooperate with the Purchaser and with the Purchaser's Representatives, and prepare and make available such documents and take such other actions as the Purchaser may request in good faith, in connection with any filing, notice or Consent that the Purchaser is required or elects to make, give or obtain.

         4.4      Notification; Updates to Disclosure Schedule

                  (a) During the Pre-Closing Period, the Vendors shall promptly notify the Purchaser in writing of:

                           (i) the discovery of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a Breach of any representation or warranty made by the Vendors in this Agreement;

                           (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a Breach of any representation or warranty made by the Vendors in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or
                                    (B) such event, condition, fact or
                                    circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

                           (iii) any Breach of any covenant or obligation of the Vendors; and

                           (iv) any event, condition, fact or circumstance that may make the timely satisfaction of any of the conditions set forth in Section 5 or
                                    Section 6 impossible or unlikely.

                  (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.4(a) requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Vendors shall promptly deliver to the Purchaser an update to the Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Vendors in this Agreement or in the Closing Certificate, or (ii) determining whether any of the conditions set forth in Section 5 has been satisfied.

         4.5      Payment of Indebtedness by Related Parties

                  The Vendors shall cause all indebtedness and other Liabilities of each Related Party to the Company (including any such indebtedness or other Liability identified in Part 2.27 of the Disclosure Schedule) to be discharged and paid in full prior to the Closing.

         4.6      No Negotiation

                  The Vendors shall ensure that, during the Pre-Closing Period, neither the Company nor any of the Company's Representatives directly or indirectly:

                  (a) solicits or encourages the initiation of any inquiry, proposal or offer from any Person (other than the Purchaser) relating to any Acquisition Transaction;

                  (b) participates in any discussions or negotiations with, or provides any non-public information to, any Person (other than the Purchaser) relating to any acquisition proposal; or

                  (c) considers the merits of any unsolicited inquiry, proposal or offer from any Person (other than the Purchaser) relating to any Acquisition Transaction.

         4.7      Best Efforts

                  During the Pre-Closing Period, each of the Vendors shall use its Best Efforts to cause the conditions set forth in Sections 5 and 6.3 to be satisfied on a timely basis.

         4.8      Confidentiality

                  The Vendors shall ensure that, during the Pre-Closing Period, and, in so far as the obligations relate to the Vendors alone, at all times after Closing:

                  (a) the Vendors, the Company and their Representatives keep strictly confidential the existence and terms of this Agreement;

                  (b) neither the Vendors, the Company nor any of their Representatives issues or disseminates any press release or other publicity or otherwise makes any disclosure of any nature (to any of the Company's suppliers, customers, landlords, creditors or employees or to any other Person) regarding any of the Transactions, except to the extent that the

                           Company or the Vendors are required by law to make any such disclosure regarding the Transactions; and

                  (c) if the Company or the Vendors are required by law to make any disclosure regarding the Transactions, the Vendors advises the Purchaser, at least five business days before making such disclosure, of the nature and content of the intended disclosure and take into account the Purchaser's reasonable requirements relating to the preservation of confidentiality.

5.       Conditions Precedent to Purchaser's Obligation to Close

         The Purchaser's obligation to purchase the Sale Shares and to take the other actions required to be taken by the Purchaser at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Purchaser, in whole or in part, in accordance with Section 10.10):

         5.1      [Intentionally left blank]

         5.2      Accuracy of Representations

                  All of the representations and warranties made by the Vendors in this Agreement (considered collectively), and each of said representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time, without giving effect to any update to the Disclosure Schedule.

         5.3      Performance of Obligations

                  (a) The Vendors shall have delivered to the Purchaser the certificates representing all (and not less than all) of the Sale Shares as required by Section 1.3(b)(i), and shall have executed and/or delivered each of the other documents required to be executed and/or delivered by it pursuant to Section 1.3(b) such that subject only to payment of stamp duty and the registration of the transfers of the Sale Shares by the Company, the Purchaser shall upon Closing become the registered holder of the Sale Shares.

                  (b) All of the other covenants and obligations that the Vendors is required to comply with or to perform at or prior to the Closing (considered collectively), and each of said covenants and obligations (considered individually), shall have been duly complied with and performed in all material respects.

         5.4      Consents

                  Each of the Consents identified in Part 2.20 of the Disclosure Schedule shall have been obtained and shall be in full force and effect.

         5.5      No Adverse Change

                  There shall have been no adverse change in the Company's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or in any aspect or portion thereof) since the date of this Agreement.

         5.6      Additional Documents

                  The Purchaser may request in good faith such other materials or evidence as it may reasonably require for the purpose of
                  (i) evidencing the accuracy of any representation or warranty made by the Vendors, (ii) evidencing the compliance by the Vendors with, or the performance by the Vendors of, any covenant or obligation set forth in this Agreement, (iii) evidencing the satisfaction of any condition set forth in this
                  Section 5, or (iv) otherwise facilitating the consummation or performance of any of the Transactions.

         5.7      No Proceedings

                  Since the date of this Agreement, there shall not have been commenced or threatened against the Purchaser, or against any Person affiliated with the Purchaser, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Transactions, or (b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

         5.8      No Claim Regarding Stock Ownership or Sale Proceeds

                  No Person shall have made or threatened any claim asserting that such Person (a) may be the holder or the beneficial owner of, or may have the right to acquire or to obtain beneficial ownership of, any capital stock or other securities of the Company, or (b) may be entitled to all or any portion of the Purchase Price.

         5.9      No Prohibition

                  Neither the consummation nor the performance of any of the Transactions will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of, or cause the Purchaser or any Person affiliated with the Purchaser to suffer any adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been proposed by or before any Governmental Body.

         5.10     Board Approval

                  The board of directors (or any duly authorised committee appointed by the board) of the Purchaser's ultimate parent company, Asia Online, Ltd. has approved the terms of the transactions contemplated or referred to in this Agreement and the other Transactional Agreements.

6.       Conditions Precedent to the Vendors' Obligations to Close

         The Vendors' obligations to sell the Sale Shares and to take the other actions required to be taken by each of them at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Vendors, in whole or in part, in accordance with Section 10.10):

         6.1      Accuracy of Representations

                  All of the representations and warranties made by the Purchaser in this Agreement (considered collectively), and each of said representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time.

         6.2      Purchaser's Performance

                  All of the other covenants and obligations that the Purchaser is required to comply with or to perform pursuant to this Agreement at or prior to the Closing (considered collectively), and each of said covenants and obligations (considered individually), shall have been complied with and performed in all material respects.

         6.3      No Injunction

                  There shall not be in effect any injunction that shall have been entered by a court of competent jurisdiction since the date of this Agreement and that prohibits the sale of the Sale Shares by the Vendors to the Purchaser.

7.       Termination

         7.1      Termination Events

                  This Agreement may be terminated prior to the Closing:

                  (a) by the Purchaser if (i) there is a material Breach of any covenant or obligation of any of the Vendors or
                           (ii) the Purchaser reasonably determines that the timely satisfaction of any condition set forth in
                           Section 5 has become impossible or impractical (other than as a result of any failure on the part of the Purchaser comply with or perform its covenants and obligations under this Agreement);

                  (b) by the Vendors if (i) there is a material Breach of any covenant or obligation of the Purchaser, or (ii) the Vendors reasonably determine that the timely satisfaction of any condition set forth in Section 6 has become impossible or impractical (other than as a result of any failure on the part of any of the Vendors to comply with or perform any covenant or obligation set forth in this Agreement);

                  (c) by the Purchaser at or after the Scheduled Closing Time if any condition set forth in Section 5 has not been satisfied by the Scheduled Closing Time;

                  (d) by the Vendors at or after the Scheduled Closing Time if any condition set forth in Section 6 has not been satisfied by the Scheduled Closing Time;

                  (e) by the Purchaser if the Closing has not taken place on or before 30 November, 1999 (other than as a result of any failure on the part of the Purchaser to comply with or perform its covenants and obligations under this Agreement);

                  (f) by the Vendors if the Closing has not taken place on or before 30 November, 1999 (other than as a result of the failure on the part of the Vendors to comply with or perform any covenant or obligation set forth in this Agreement); or

                  (g) by the mutual consent of the Purchaser and the Vendors.

         7.2      Termination Procedures

                  If the Purchaser wishes to terminate this Agreement pursuant to Section 7.1(a), Section 7.1(c) or Section 7.1(e), the Purchaser shall deliver to any Vendor a written notice stating that the Purchaser is terminating this Agreement and setting forth a brief description of the basis on which the Purchaser is terminating this Agreement. If the Vendors wishes to terminate this Agreement pursuant to Section 7.1(b), Section 7.1(d) or Section 7.1(f), the Vendors shall deliver to the Purchaser a written notice stating that the Vendors are terminating this Agreement and setting forth a brief description of the basis on which the Vendors are terminating this Agreement.

         7.3      Effect of Termination

                  If this Agreement is terminated pursuant to Section 7.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that:

                  (a) no party shall be relieved of any obligation or other Liability arising from any Breach by such party of any provision of this Agreement;

                  (b) the Vendors shall, in all events, remain bound by and continue to be subject to Section 4.8.

         7.4      Non-exclusivity of Termination Rights

                  The termination rights provided in Section 7.1 shall not be deemed to be exclusive. Accordingly, the exercise by any party of its right to terminate this Agreement pursuant to Section
                  7.1 shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such party may be entitled to exercise (whether under this Agreement, under any other Contract, under any statute, rule or other Legal Requirement, at common law, in equity or otherwise).

8.       Indemnification, Etc.

         8.1      Survival of Representation and Covenants

                  (a) The representations, warranties, covenants and obligations of each party shall survive (without limitation):

                           (i) the Closing and the sale of the Shares to the Purchaser;

                           (ii) any sale or other disposition of any or all of the Shares by the Purchaser; and

                           (iii) any Acquisition Transaction effected by or otherwise involving the Purchaser, the Vendors or the Company.

                           All of said representations, warranties, covenants and obligations shall remain in full force and effect and shall survive for an unlimited period of time.

                  (b) The representations, warranties, covenants and obligations of the Vendors, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or Knowledge of, any of the Indemnitees or any of their Representatives.

                  (c) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by the Vendors in this Agreement.

         8.2      Indemnification by the Vendors

                  (a) The Vendors shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and which arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

                           (i) any Breach of any representation or warranty made by the Vendors in this Agreement (without giving effect to any update to the Disclosure Schedule) or in the Closing Certificate;

                           (ii) any Breach of any representation, warranty, statement, information or provision contained in the Disclosure Schedule or in any other document delivered or otherwise made available to the Purchaser or any of its Representatives by or on behalf of the Vendors or any of its Representatives;

                           (iii) any Breach of any covenant or obligation of the Vendors;

                           (iv) any Liability to which the Company or any of the other Indemnitees may become subject and that arises directly or indirectly from or relates directly or indirectly to any product manufactured or sold, or any service performed, by or on behalf of the Company on or at any time prior to the Closing Date;

                           (v)      any matter identified or referred to in Part
                                    2.21 or Part 2.29 of the Disclosure
                                    Schedule; or

                           (vi)     any Proceeding relating directly or
                                    indirectly to any Breach, alleged Breach, Liability or matter of the type referred to in clause "(i)", "(ii)", "(iii)", "(iv)", or
                                    "(v)" above (including any Proceeding
                                    commenced by any Indemnitee for the purpose of enforcing any of its rights under this
                                    Section 8).

                  (b) Each of the Vendors acknowledges and agrees that, if there is any Breach of any representation, warranty or other provision relating to the Company or the Company's business, condition, assets, liabilities, operations, financial performance- or, net income (or any aspect or portion thereof), or if the Company becomes subject to any Liability of the type referred to in clause "(iv)" of Section 8.2(a), then the Purchaser itself shall be deemed, by virtue of its ownership of shares in the Company, to have incurred Damages as a result of such Breach or Liability. Nothing contained in this Section 8.2(b) shall have the effect of (i) limiting the circumstances under which the Purchaser may otherwise be deemed to have incurred Damages for purposes of this Agreement, (ii) limiting the other types of Damages that the Purchaser may be deemed to have incurred (whether in connection with any such Breach or Liability or otherwise), or (iii) limiting the rights of the Company or any of the other Indemnitees under this
                           Section 8.2.

         8.3      Right to Require Cure of Breach

                  Without limiting the generality of anything contained in
                  Section 8.2, if there is any Breach of any representation or warranty made by the Vendors, then the Vendors shall be obligated to pay such amounts to the Company and take such other actions as the Purchaser may in good faith request for the purpose of causing such Breach to be corrected, cured and eliminated in all respects (at no cost to the Company or the Purchaser).

         8.4      No Contribution

                  Each of the Vendors waives, and acknowledges and agrees that it shall not have and shall not exercise or assert or attempt to exercise or assert, any right of contribution or right of indemnity or any other right or remedy against the Company or any of its employees, officers or agents in connection with any indemnification obligation or any other Liability to which any of the Vendors may become subject under any of the Transactional Agreements or otherwise in connection with any of the Transactions.

         8.5      Interest

                  Any party that is required to indemnify any other Person pursuant to this Section 8 with respect to any Damages shall also be required to pay such other Person interest on the amount of such Damages (for the period commencing as of the date on which such other Person first incurred or otherwise became subject to such Damages and ending on the date on which the applicable indemnification payment is made by such party) at a floating rate three percentage points above the rate of interest publicly announced by the Reserve Bank of Australia from time to time as its prime, base or reference rate.

         8.6      Setoff

                  In addition to any rights of setoff or other rights that the Purchaser or any of the other Indemnitees may have at common law or otherwise, the Purchaser shall have the right to set off any amount that may be owed to any Indemnitee under this
                  Section 8 against any amount otherwise payable by any Indemnitee to any of the Vendors.

         8.7      Non-exclusivity of Indemnification Remedies

                  The indemnification remedies and other remedies provided in this Section 8 shall not be deemed to be exclusive. Accordingly, the exercise by any Person of any of its rights under this Section 8 shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such Person may be entitled to exercise (whether under this Agreement, under any other Contract, under any statute, rule or other Legal Requirement, at common law, in equity or otherwise).

         8.8      Defense of Third Party Claims

                  In the event of the assertion or commencement by any Person of any claim or Proceeding (whether against the Company, against any other Indemnitee or against any other Person) with respect to which the Vendors may become obligated to indemnify, hold harmless, compensate or reimburse any Indemnitee pursuant to this Section 8, the Purchaser shall have the right, at its election, to designate the Vendors to assume the defense of such claim or Proceeding at the sole expense of the Vendors. If the Purchaser so elects to designate the Vendors to assume the defense of any such claim or Proceeding:

                  (a) the Vendors shall proceed to defend such claim or Proceeding in a diligent manner with counsel satisfactory to the Purchaser;

                  (b) the Purchaser shall make available to the Vendors any non-privileged documents and materials in the possession of the Purchaser that may be necessary to the defense of such claim or Proceeding;

                  (c) the Vendors shall keep the Purchaser informed of all material developments and events relating to such claim or Proceeding;

                  (d) the Purchaser shall have the right to participate in the defense of such claim or Proceeding;

                  (e) the Vendors shall not settle, adjust or compromise such claim or Proceeding without the prior written consent of the Purchaser provided, however, that the Purchaser shall not unreasonable withhold such consent; and

                  (f) the Purchaser may at any time (notwithstanding the prior designation of the Vendors to assume the defense of such claim or Proceeding) assume the defense of such claim or Proceeding.

                  If the Purchaser does not elect to designate the Vendors to assume the defense of any such claim or Proceeding (or if, after initially designating the Vendors to assume such defense, the Purchaser elects to assume such defense), the Purchaser may proceed with the defense of such claim or Proceeding on its own. If the Purchaser so proceeds with the defense of any such claim or Proceeding on its own:

                  (i) all expenses relating to the defense of such claim or Proceeding (whether or not incurred by the Purchaser) shall be borne and paid exclusively by the Vendors;

                  (ii) the Vendors shall make available to the Purchaser any documents and materials in the possession or control of any of the Vendors that may be necessary to the defense of such claim or Proceeding;

                  (iii) the Purchaser shall keep the Vendors informed of all material developments and events relating to such claim or Proceeding; and

                  (iv) the Purchaser shall have the right to settle, adjust or compromise such claim or Proceeding with the consent of the Vendors; provided, however, that the Vendors shall not unreasonably withhold such consent.

         8.9      Exercise of Remedies by Indemnitees other than Purchaser

                  No Indemnitee (other than the Purchaser or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless the Purchaser (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

9.       Restriction of the Vendors

         9.1 Each of the Vendors undertakes with the Purchaser (for itself and as trustee for the Company) that, except with the consent in writing of the Purchaser:

                  (a) for the period of two years after Completion it will not within any country or place in which the Company has carried on business during the year preceding the date of this Agreement either on its own account or in conjunction with or on behalf of any person, firm or company carry on or be engaged, concerned or interested, directly or indirectly, whether as shareholder, director, employee, partner, agent or otherwise in carrying on any business carried on by the Company within such preceding year (other than as a holder of not more than 5 per cent (5%) of the issued shares or debentures of any company listed on a recognised stock exchange);

                  (b) for the period of two years after Completion it will not either on its own account or in conjunction with or on behalf of any other person, firm or company solicit or entice away or attempt to solicit or entice away from the Company the custom of any person, firm, company or organisation who shall at any time within the year preceding the date hereof have been a customer, identified prospective customer, representative, agent, or correspondent of the Company or in the habit of dealing with the Company or enter into any contract for sale and purchase or accept business from any such person, firm, company or organisation in a business area in which the Company competes;

                  (c) for the period of two years after Completion it will not either on its own account or in conjunction with or on behalf of any other person, firm or company employ, solicit, entice away or attempt to employ, solicit or entice away from the Company any person who at the date hereof is or at the date of or within the year preceding such employment, solicitation, enticement or attempt shall have been an officer, manager, consultant or employee of the Company whether or not such person would commit a breach of contract by reason of leaving such employment;

                  (d) it will not at any time hereafter make use of or disclose or divulge to any person (other than to officers or employees of the Company whose province it is to know the same) any information (other than any information properly available to the public or disclosed or divulged pursuant to an order of a court of competent jurisdiction) relating to the Company, the identity of its customers and suppliers, its products, finance, contractual arrangements, business or methods of business and shall use its best endeavours to prevent the publication or disclosure of any such information;

                  (e) if, in connection with the business or affairs the Company, it shall have obtained trade secrets or other confidential information belonging to any third party under an agreement purporting to bind the Company which contained restrictions on disclosure it will not without the previous written consent of the board of directors of the Purchaser at any time infringe or take any action which would or might result in an infringement of such restrictions;

                  (f) it will not at any time hereafter in relation to any trade, business or company use a name or trade mark including the word "Brisbane Internet Technology", "BIT" "Brisbane IT", or the domain names "bit.com.au" and "bit.net.au" or any word or symbol confusingly similar thereto in such a way as to be capable of or likely to be confused with the name or any trade mark the Company and shall use its best endeavours to procure that no such name or trade mark shall be used by any person, firm or company with which he is connected.

         9.2 While the restrictions contained in this Clause are considered by the parties to be reasonable in all the circumstances, it is recognised that restrictions of the nature in question may fail for technical reasons and accordingly it is hereby agreed and declared that if any of such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of the Purchaser but would be valid if part of the wording thereof were deleted or the periods thereof reduced or the range of activities or area dealt with thereby reduced in scope the said restriction shall apply with such modifications as may be necessary to make it valid and effective.

10.      To Miscellaneous Provisions

         10.1     Further Assurances

                  Each party hereto shall execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other lawful actions within its power, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the Transactions.

         10.2     Fees, Expenses and Stamp Duty

                  Each party shall bear its own expenses of and incidental to the negotiation leading to the entering into of this Agreement all the Transaction Agreement, and the preparation, execution and performance of such agreement. All stamp duties assessed or assessable on the transfer of the Sale Shares to the Purchaser shall be borne by the Purchaser

         10.3     Notices

                  Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile number set forth beneath the name of such party below (or to such other address or facsimile number as such party shall have specified in a written notice given to the other parties hereto):


                  If to the Purchaser:    Asia Online-Australia Pty Ltd
                                          23rd Floor, Citicorp Centre
                                          18 Whitfield Road
                                          Causeway Bay
                                          Hong Kong

                                          Attention:    Mr. Ed. Roberto
                                          Facsimile:    (852) 2882 4468

                  If to the Vendor:       Brent Evans Paddon, Brett Caird, David
                                          Ferguson and Andrew Pollock
                                          c/o  Blake Dawson Waldron
                                          Level 40, 123 Eagle Street
                                          Brisbane OLD

                                          Attention:    Mr Ian Innes
                                          Facsimile:    07 3259 7111

         10.4     Time of the Essence

                  Time is of the essence of this Agreement.

         10.5     Headings

                  The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         10.6     Counterparts

                  This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

         10.7     Governing Law; Venue

                  (a) This Agreement and all definitive Agreements contained herein shall be construed in accordance with, and governed in all respects by, the laws of New South Wales, Australia.

                  (b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the State of New South Wales, Australia. Each party to this Agreement:

                           (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the State of New South Wales, Australia (and each appellate court located in the State of New South Wales, Australia) in connection with any such legal proceeding;

                           (ii) agrees that each state and federal court located in the State of New South Wales, Australia shall be deemed to be a convenient forum; and

                           (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the State of New South Wales, Australia, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

                  (c) The Vendors agree that, if any Proceeding is commenced against any Indemnitee by any Person in or before any court or other tribunal anywhere in the world, then such Indemnitee may proceed against the Vendors in such court or other tribunal with respect to any indemnification claim or other claim arising directly or indirectly from or relating directly or indirectly to such Proceeding or any of the matters alleged therein or any of the circumstances giving rise thereto.

                  (d) Nothing contained in Section 10.8(b) or 10.8(c) shall be deemed to limit or otherwise affect the right of any Indemnitee to commence any legal proceeding or otherwise proceed against the Vendors in any other forum or jurisdiction.

                  (e) Each of the Vendors irrevocably waives the right to a jury trial in connection with any legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement.

         10.8     Successors and Assigns

                  This Agreement shall be binding upon: the Vendors and the Purchaser and their respective successors and assigns (if any). This Agreement shall inure to the benefit of the Purchaser; the other Indemnitees (subject to Section 8.9); and the respective successors and assigns (if any) of the foregoing. The Purchaser may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 8), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person.

         10.9     Remedies Cumulative; Specific Performance

                  The rights and remedies of the parties hereto shall be cumulative (and not alternative). The Vendors agree that:

                  (a) in the event of any Breach or threatened Breach by any one or more of the Vendors of any covenant, obligation or other provision set forth in this Agreement, the Purchaser shall be entitled (in addition to any other remedy that may be available to
                           it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and
                           (ii) an injunction restraining such Breach or threatened Breach; and

                  (b) neither the Purchaser nor any other Indemnitee shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Proceeding.

         10.10    Waiver

                  (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

                  (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         10.11    Amendments

                  This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Purchaser and the Vendors.

         10.12    Severability

                  In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

         10.13    Parties in Interest

                  Except for the provisions of Section 8 hereof, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

         10.14    Entire Agreement

                  The Transactional Agreements set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

         10.15    Construction

                  (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

                  (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                  (c) As used in this Agreement, the words "include" and "including", and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation".

                  (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

The parties hereto have caused this Agreement to be executed and delivered as of the date stated at the commencement hereof.


Signed for and on behalf of              )
Asia Online- Australia Pty Ltd           )
by its duly authorised representative    )
in the presence of:                      )


/s/ HUGH MCKELLAR                        /s/ KEVIN H. RANDOLPH
--------------------------------         ---------------------------------------
Signature of witness                     Signature of authorised representative


Hugh McKellar                            Kevin H. Randolph
--------------------------------         ---------------------------------------
Name of witness (please print)           Name of authorised representative
                                         (please print)


The Vendors:


SIGNED by BRENT EVANS PADDON in
the presence of:                         /s/ BRENT EVANS PADDON
                                         ---------------------------------------
                                         Signature of party


/s/ ANDREW POLLOCK
---------------------------------
Signature of witness

Andrew Pollock
---------------------------------
Name of witness


SIGNED by BRETT GAVIN CAIRD in the       /s/ BRETT GAVIN CAIRD
presence of:                             ---------------------------------------
                                         Signature of party


/s/ BRENT PADDON
---------------------------------
Signature of witness

Brent Paddon
---------------------------------
Name of witness

SIGNED by DAVID ANTHONY                  /s/ DAVID ANTHONY FERGUSON
FERGUSON in the presence of:             ---------------------------------------
                                         Signature of party


/s/ IAN INNES
---------------------------------
Signature of witness

Ian Innes
---------------------------------
Name of witness

SIGNED by ANDREW ALEXANDER
POLLOCK in the presence of:              /s/ ANDREW ALEXANDER POLLOCK
                                         ---------------------------------------
                                         Signature of party


/s/ BRETT CAIRD
---------------------------------
Signature of witness

Brett Caird
---------------------------------
Name of witness

                                    EXHIBIT A

                               CERTAIN DEFINITIONS


For purposes of the Agreement (including this Exhibit A):

ACQUISITION TRANSACTION             "Acquisition Transaction" shall mean any
                                     transaction involving:

                                    (a)      the sale or other disposition of
                                             all or any portion of the Company's
                                             business or assets (other than in
                                             the Ordinary Course of Business);

                                    (b)      the issuance, sale or other
                                             disposition of (i) any capital
                                             stock of the Company, (ii) any
                                             option, call, warrant or right
                                             (whether or not immediately
                                             exercisable) to acquire any capital
                                             stock of the Company, or (iii) any
                                             security, instrument or obligation
                                             that is or may become convertible
                                             into or exchangeable for any
                                             capital stock of the Company; or

                                    (c)      any merger, consolidation, business
                                             combination, share exchange,
                                             reorganization or similar
                                             transaction involving the Company.

AGREEMENT                           "Agreement" shall mean the Share Sale and
                                    Purchase Agreement to which this Exhibit A is attached (including the Disclosure
                                    Schedule), as it may be amended from time to time.

BEST EFFORTS                        "Best Efforts" shall mean the efforts that a
                                    prudent Person desiring to achieve a
                                    particular result would use in order to
                                    ensure that such result is achieved as
                                    expeditiously as possible.

BREACH There shall be deemed to be a "Breach" of a representation, warranty, covenant, obligation or other provision if there is or has been (a) any inaccuracy in or breach of, or any failure to comply with or perform, such representation, warranty, covenant, obligation or other provision, or (b) any claim (by any Person) or other circumstance that is inconsistent with such representation, warranty, covenant, obligation or other provision; and the term "Breach" shall be deemed to refer to any such inaccuracy, breach, failure, claim or circumstance.

BUSINESS DAY                        "Business day" means a day (excluding
                                    Saturday) when banks are open for business in both Hong Kong and [New South Wales].

CLOSING "Closing" shall have the meaning specified in Section 1.3(a) of the Agreement.

CLOSING CERTIFICATE                 "Closing Certificate" shall have the meaning
                                    specified in Section 1.3(b)(viii) of the Agreement.

CLOSING DATE                        "Closing Date" shall have the meaning
                                    specified in Section 1.3(a) of the
                                    Agreement.

COMPANY CONTRACT                    "Company Contract" shall mean any Contract:

                                    (a)      to which the Company is a party;

                                    (b)      by which the Company or any of its
                                             assets is or may become bound or
                                             under which the Company has, or may
                                             become subject to, any obligation;
                                             or

                                    (c)      under which the Company has or may
                                             acquire any right or interest.

COMPANY FINANCIAL STATEMENTS        "Company Financial Statements" shall have
                                    the meaning specified in Section 2.8(a) of the Agreement.

COMPANY PLAN                        "Company Plan" shall mean any Current
                                    Benefit Plan or Past Benefit Plan.

COMPANY RETURNS                     "Company Returns" shall have the meaning
                                    specified in Section 2.22(b) of the
                                    Agreement.

COMPARABLE ENTITIES                 "Comparable Entities" shall mean Entities
                                    (other than the Company) that are engaged in businesses similar to the Company's business.

CONSENT "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

CONTRACT "Contract" shall mean any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.

CURRENT BENEFIT PLAN                "Current Benefit Plan" shall mean any
                                    Employee Benefit Plan that is currently in effect and:

                                    (a)      that was established or adopted by
                                             the Company or is maintained or
                                             sponsored by the Company;

                                    (b)      in which the Company participates;

                                    (c)      with respect to which the Company
                                             is or may be required or permitted
                                             to make any contribution; or

                                    (d)      with respect to which the Company
                                             is or may become subject to any
                                             Liability.

DAMAGES "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.

DISCLOSURE SCHEDULE                 "Disclosure Schedule" shall mean the
                                    schedule (dated as of the date of the
                                    Agreement) delivered to the Purchaser on behalf of the Vendors, a copy of which is attached to the Agreement and incorporated in the Agreement by reference.


ENCUMBRANCE                         "Encumbrance" shall mean any lien, pledge,
                                    hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection or retention of title, condition or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

ENTITY "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

EXCLUDED CONTRACT                   "Excluded Contract" shall mean any Company
                                    Contract that:

                                    (a)      the Company has entered into in the
                                             Ordinary Course of Business;

                                    (b)      has a term of less than 90 days or
                                             may be terminated by the Company
                                             (without penalty) within 90 days
                                             after the delivery of a termination
                                             notice by the Company; and

                                    (c)      does not contemplate or involve the
                                             payment of cash or other
                                             consideration in an amount or
                                             having a value in excess of
                                             A$10,000.

GAAP "GAAP" shall mean the accounting standards applicable for the purposes of the Corporations Law; the requirements of the Corporations Law for the preparation and content of financial statements, directors' reports and auditor's reports; and generally accepted and consistently applied accounting principles and practices in Australia; except those inconsistent with any of the foregoing; and for any company incorporated outside Australia, the equivalent accounting standards in that company's jurisdiction of incorporation.

GOVERNMENTAL AUTHORIZATION          "Governmental Authorization" shall mean any:

                                    (a)      permit, license, certificate,
                                             franchise, concession, approval,
                                             consent, ratification, permission,
                                             clearance, confirmation,
                                             endorsement, waiver, certification,
                                             designation, rating, registration,
                                             qualification or authorization that
                                             is, has been or may in the future
                                             be issued, granted, given or
                                             otherwise made available by or
                                             under the authority of any
                                             Governmental Body or pursuant to
                                             any Legal Requirement; or

                                    (b)      right under any Contract with any
                                             Governmental Body.

GOVERNMENTAL BODY                   "Governmental Body" shall mean any:

                                    (a)      commonwealth, state, province,
                                             nation, principality, territory,
                                             county, municipality, district or
                                             other jurisdiction of any nature;

                                    (b)      federal, state, local, municipal,
                                             foreign or other government;

                                    (c)      governmental or quasi-governmental
                                             authority of any nature (including
                                             any governmental division,
                                             subdivision, department, agency,
                                             bureau, branch, office, commission,
                                             council, board, instrumentality,
                                             officer, official, representative,
                                             organization, unit, body or Entity
                                             and any court or other tribunal);

                                    (d)      multi-national organization or
                                             body; or

                                    (e)      individual, Entity or body
                                             exercising, or entitled to
                                             exercise, any executive,
                                             legislative, judicial,
                                             administrative, regulatory, police,
                                             military or taxing authority or
                                             power of any nature.

INDEMNITEES                         The Purchaser, its shareholders and
                                    subsidiaries and after Closing, the Company, and their respective directors officers and agents.

KNOWLEDGE                           An individual shall be deemed to have
                                    "Knowledge" of a particular fact or other matter if:

                                    (a)      such individual is actually aware
                                             of such fact or other matter; or

                                    (b)      a prudent individual could be
                                             expected to discover or otherwise
                                             become aware of such fact or other
                                             matter in the course of conducting
                                             a diligent and comprehensive
                                             investigation concerning the truth
                                             or existence of such fact or other
                                             matter.

                                    The Vendors shall be deemed to have
                                    "Knowledge" of a particular fact or other matter if any officer, employee or other Representative of the Vendors has Knowledge of such fact or other matter.

LEGAL REQUIREMENT                   "Legal Requirement" shall mean any federal,
                                    state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation that is, has been or may in the future be issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental
                                    Body.

LIABILITY                           "Liability" shall mean any debt, obligation,
                                    duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

MATERIAL ADVERSE EFFECT             For the purposes of the Agreement, "Material
                                    Adverse Effect" as it applies to the Company or Purchaser means an adverse effect on the business, operations, condition (financial or otherwise), assets or prospects of the Company or Purchaser, taken as a whole, which is material. For purposes of this Agreement, documents, objects, effects, conditions, events or occurrences shall be deemed "material" if they involve amounts, or result in Purchaser Damages (as hereinafter defined), in excess of A$10,000
                                    (or equivalent in any other currency)
                                    individually or when aggregated with other
                                    Purchaser Damages incurred due to a breach of a representation or warranty by the Vendors or if they in any way materially and adversely affect the value of, or the Company's rights, title or interest in, any of its assets. For purposes of this Agreement, "Purchaser Damages" means any material loss, expense, liability, or other damages, including the reasonable costs of investigation, interest, penalties and attorney's and accountant's fees.

ORDER                               "Order" shall mean any:

                                    (a)      order, judgment, injunction, edict,
                                             decree, ruling, pronouncement,
                                             determination, decision, opinion,
                                             verdict, sentence, subpoena, writ
                                             or award that is, has been issued,
                                             made, entered, rendered or
                                             otherwise put into effect by or
                                             under the authority of any court,
                                             administrative agency or other
                                             Governmental Body or any arbitrator
                                             or arbitration panel; or

                                    (b)      Contract with any Governmental Body
                                             that is, has been or may in the
                                             future be entered into in
                                             connection with any Proceeding.

ORDINARY COURSE OF BUSINESS         An action taken by or on behalf of the
                                    Company shall not be deemed to have been taken in the "Ordinary Course of Business" unless:

                                    (a)      such action is recurring in nature,
                                             is consistent with the Company's
                                             past practices and is taken in the
                                             ordinary course of the Company's
                                             normal day-to-day operations;

                                    (b)      such action is taken in accordance
                                             with sound and prudent business
                                             practices;

                                    (c)      such action is not required to be
                                             authorized by the Company's
                                             shareholders, the Company's board
                                             of directors or any committee of
                                             the Company's board of directors
                                             and does not require any other
                                             separate or special authorization
                                             of any nature; and

                                    (d)      such action is similar in nature
                                             and magnitude to actions
                                             customarily taken, without any
                                             separate or special authorization,
                                             in the ordinary course of the
                                             normal day-to-day operations of
                                             other Entities that are engaged in
                                             businesses similar to the Company's
                                             business.

PAST BENEFIT PLAN                   "Past Benefit Plan" shall mean any Employee
                                    Benefit Plan (other than a Current Benefit
                                    Plan):

                                    (a)      which the Company has at any time
                                             established, adopted, maintained or
                                             sponsored;

                                    (b)      in which the Company has ever
                                             participated;

                                    (c)      with respect to which the Company
                                             has ever made, or has ever been
                                             required or permitted to make, any
                                             contribution; or

                                    (d)      with respect to which the Company
                                             has ever been subject to any
                                             Liability.

PERSON "Person" shall mean any individual, Entity or Governmental Body.

PRE-CLOSING PERIOD                  "Pre-Closing Period" shall mean the period
                                    commencing as of the date of the Agreement and ending on the Closing Date.

PROCEEDING                          "Proceeding" shall mean any action, suit,
                                    litigation, arbitration, proceeding
                                    (including any civil, criminal,
                                    administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation that is, has been or may in the future be commenced, brought, conducted or heard by or before, or that otherwise has involved or may involve, any Governmental Body or any arbitrator or arbitration panel.

PROPRIETARY ASSET                   "Proprietary Asset" shall mean any patent,
                                    patent application, trademark (whether
                                    registered or unregistered and whether or not relating to a published work), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, trade secret, know-how, franchise, system, domain name or internet address, computer software, invention, design, blueprint, proprietary product, technology, proprietary right or other intellectual property right or intangible asset.

PROPRIETARY INFORMATION AND
INVENTIONS DEED                     "Proprietary Information and Inventions
                                    Deed" means the proprietary information and inventions deed in the form attached at Exhibit C.

PURCHASE PRICE                      "Purchase Price" shall have the meaning
                                    specified in Section 1.2 of the Agreement.

RELATED PARTY                       Each of the following shall be deemed to be
                                    a "Related Party":

                                    (a)      the Vendors;

                                    (b)      each individual who is, or who has
                                             at any time been, an officer of the
                                             Vendors;

                                    (c)      each member of the family of each
                                             of the parties who are individuals
                                             referred to in clauses "(a)" and
                                             "(b)" above; and

                                    (d)      any Entity in which any one of the
                                             parties referred to in clauses
                                             "(a)", "(b)" and "(c)" above holds
                                             (or in which more than one of such
                                             parties collectively hold),
                                             beneficially or otherwise, a
                                             material voting, proprietary or
                                             equity interest.

RELEVANT SCHEME                     "Relevant Scheme" shall mean: all
                                    superannuation schemes, retirement benefit schemes or other pension schemes or arrangements; and all employment benefit plans, programs or arrangements including medical, dental or life insurance to which the Company or any of its subsidiaries is a party or which the Company or any of its subsidiaries makes available or obtains for its officers or employees or former officers or employees;

REPRESENTATIVES                     "Representatives" shall mean officers,
                                    directors, employees, agents, attorneys, accountants, advisors and representatives.

SALE SHARES                         "Sale Shares" means the shares of the
                                    Vendors as set out in the column labelled
                                    Sale Shares in Exhibit D of the Agreement.

SCHEDULED CLOSING TIME              "Scheduled Closing Time" shall have the
                                    meaning specified in Section 1.3(a) of the Agreement.

SHAREHOLDERS DEED                   "Shareholders Deed" means the shareholders
                                    deed in the form attached as Exhibit H .

"SUBSIDIARY"                        "subsidiary" has the meaning given to that
                                    term in Division 6 of part 1.2 of the
                                    Corporations Law.

TAX "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added or goods and services tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, land or property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax-sharing agreement or similar Contract.

TAX RETURN                          "Tax Return" shall mean any return
                                    (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal
                                    Requirement relating to any Tax.

TRANSACTIONAL AGREEMENTS            "Transactional Agreements" shall mean:

                                    (a)      the Agreement;

                                    (b)      the Employment Agreements referred
                                             to in Section 1.3(b)(vi) of the
                                             Agreement;

                                    (c)      the Proprietary Information and
                                             Inventions Deed referred to in
                                             Section 1.3(b)(vii) of the
                                             Agreement;

                                    (d)      the Closing Certificate; and

                                    (e)      the Shareholders Deed.

TRANSACTIONS                        "Transactions" shall mean (a) the execution
                                    and delivery of the respective Transactional
                                    Agreements, and (b) all of the transactions contemplated by the respective Transactional
                                    Agreements, including:

                                    (i)      the sale of the Sale Shares by the
                                             Vendors to the Purchaser in
                                             accordance with the Agreement; and

                                    (ii)     the performance by the Vendors and
                                             the Purchaser of their respective
                                             obligations under the Transactional
                                             Agreements and the exercise by the
                                             Vendors and the Purchaser of their
                                             respective rights under the
                                             Transactional Agreements.

UNAUDITED BALANCE SHEET             "Unaudited Balance Sheet" shall have the
                                    meaning specified in Section 2.8(a) of the Agreement.

                                    EXHIBIT D

                              LIST OF SHAREHOLDERS


SHAREHOLDER                             PROPORTIONS (%)        SALE SHARES
Brent Evans Paddon                           25.00%                 5
Unit 3
27 Cadell Street
Toowong Qld 4066

Brett Gavin Caird                            25.00%                 5
53 Raff Avenue
Holland Park Qld 4121

David Anthony Ferguson                       15.00%                 3
11 Woodonga Street
Gladstone Qld  4680

Andrew Alexander Pollock                     35.00%                 7
60/1230 Creek Road,
Carina Heights Qld 4152




                                      D-1